EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Linux Gold Corp.

          We consent to the use of our report dated June 12, 2006 on the consolidated financial statements of Linux Gold Corp. for the years ended February 28, 2006 and February 28, 2005 that are included in the Company's annual form 20-F filing, which is included, by reference in the Company's Form S-8.

Dated this 11th day of August, 2006

/s/ Smythe Ratcliffe
Smythe Ratcliffe
Chartered Accountants